UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street

Rockville, Maryland 20852-4041

(301) 998-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 8.01.	Other Events

On July 16, 2012, Federal Realty Investment Trust (the “Registrant”) entered into an underwriting agreement with Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named in Schedule I to the related pricing agreement, whereby the Registrant agreed to issue and sell $250,000,000 aggregate principal amount of 3.00% Notes due 2022 (the “Notes”) in an underwritten public offering. The Notes will be governed by the Indenture, dated as of September 1, 1998, between the Registrant and U.S. Bank National Association (successor to Wachovia Bank, National Association (successor to First Union National Bank)). The offering is expected to close on July 19, 2012.

The Notes will be senior unsecured obligations of the Registrant and will rank equally with all of the Registrant’s other senior unsecured indebtedness. The Notes will bear interest at 3.00% per annum and interest will be payable on February 1 and August 1 of each year, beginning on February 1, 2013. The Notes will mature on August 1, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 16, 2012, by and among the Registrant and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the underwriters named in Schedule I to the related pricing agreement

1.2	Pricing Agreement, dated July 16, 2012, by and among the Registrant and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the underwriters named therein

4.1	Form of 3.00% Note due 2022

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to legality of the securities being issued by the Registrant

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to material tax matters relating to the Registrant

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consents of Pillsbury Winthrop Shaw Pittman LLP (contained in the opinions filed as Exhibits 5.1 and 8.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: July 19, 2012	By:	/s/ Dawn M. Becker
Dawn M. Becker Executive Vice President-General Counsel and Secretary